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                                                                     Exhibit 5

Wisdom Holdings, Inc.
222 North Sepulveda Blvd., Suite 740
El Segundo, California 90245-4340

May 14, 1999

Ladies and Gentlemen:

     We have acted as counsel to InterDent, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission on May 14, 1999 of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 772,033 shares of common stock, $.001 par value per share (the "Shares"), of the Company issuable in connection with each of the Dental Care Alliance, Inc. 1997 Stock Incentive Plan, the Gentle Dental Service Corporation Employee Stock Purchase Plan and the 1996 GMS Stock Incentive Plan (each, a "Plan").

     We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with this matter and have examined those documents, records and other instruments we have deemed necessary in rendering this opinion. Based on such review, we are of the opinion that (i) the Shares have been duly authorized, and (ii) the Shares, if, as and when issued in accordance with the Registration Statement (as amended through the date of issuance) and in accordance with the respective Plan and the documents thereunder will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ MCDERMOTT, WILL & EMERY

McDermott, Will & Emery